UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2019

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Citius Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

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Nevada

(State or other jurisdiction of incorporation)

001-38174	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (908) 967-6677

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

We held our 2019 annual meeting of stockholders on February 13, 2019. At the meeting, stockholders elected the following seven members to our Board of Directors for a term expiring at the annual meeting of stockholders to be held in 2020, based on the following votes:

Nominee	For	Against	Withheld	Broker Non-Votes
Myron Holubiak	10,324,210	0	16,853	0
Leonard Mazur	10,330,926	0	10,137	0
Suren Dutia	10,331,077	0	9,986	0
Carol Webb	10,331,132	0	9,931	0
Dr. William Kane	10,331,138	0	9,925	0
Howard Safir	10,330,876	0	10,187	0
Dr. Eugene Holuka	10,331,138	0	9,925	0

At the meeting, our stockholders also approved on a non-binding advisory basis our executive compensation as described in the proxy materials for the meeting. The vote for such approval was 10,214,768 shares for, 108,000 shares against, 18,295 shares abstaining, and 3,730,576 broker non-votes.

In addition, at the meeting, our stockholders ratified the selection of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2019. The vote for such approval was 14,003,089 shares for, 29,797 shares against, 38,753 shares abstaining, and no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date:	February 14, 2019	/s/ Myron Holubiak
Myron Holubiak
President and Chief Executive Officer

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